UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 8, 2007
(Date of Report, date of earliest event reported)

Stage Stores, Inc.
(Exact name of registrant as specified in its charter)

1-14035
(Commission File Number)

NEVADA (State or other jurisdiction of incorporation)	91-1826900 (I.R.S. Employer Identification No.)

10201 Main Street, Houston, Texas (Address of principal executive offices)	77025 (Zip Code)

(800) 579-2302
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Stage Stores issues News Release announcing updated long-range strategic growth initiatives.

On January 8, 2007, Stage Stores, Inc. issued a News Release announcing updated long-range strategic growth initiatives. A copy of the News Release is attached to this Form 8-K as Exhibit 99.1.

Stages Stores issues News Release announcing stock split and stock repurchase program and providing 2007 sales and EPS forecasts.

On January 9, 2007, Stage Stores, Inc. issued a News Release announcing a 3-for-2 stock split and a $50 million stock repurchase program and providing preliminary FY 2007 sales and EPS forecasts on a post-split basis. A copy of the News Release is attached to this Form 8-K as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	News Release issued by Stage Stores, Inc. on January 8, 2007 announcing updated long-range strategic growth initiatives.

99.2
News Release issued by Stage Stores, Inc. on January 9, 2007 announcing a 3-for-2 stock split and a $50 million stock repurchase program and providing preliminary FY 2007 sales and EPS forecasts on a post-split basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STAGE STORES, INC.

January 11, 2007	/s/ Michael E. McCreery
(Date)	Michael E. McCreery
Executive Vice President and
Chief Financial Officer